EXHIBIT 21

SIGNIFICANT SUBSIDIARIES

Subsidiary Name	Place of Incorporation	Principal Business Activity
The Digital Experience Limited ASI Audio Technologies L.L.C.	Hong Kong, SAR Arizona, USA	Agency Service Product Development & Support Services